Exhibit 32.1

Certification

of

Periodic Financial Report

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, John G. Drosdick, Chairman, Chief Executive Officer and President of Sunoco, Inc., hereby certify that the Quarterly Report on Form 10-Q for the quarter ended September 30, 2007 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of Sunoco, Inc.

Date: October 31, 2007	/s/ John G. Drosdick
John G. Drosdick
Chairman, Chief Executive
Officer and President